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Exhibit 10.20

ADDENDUM TO SANDS RESORT HOTEL & CASINO AGREEMENT

        THIS ADDENDUM to the Sands Hotel and Casino Agreement (hereinafter referenced the "AGREEMENT") is made and entered into on this 16th day of September, 1997, by and between the COUNTY OF CLARK, a political subdivision of the State of Nevada (hereinafter referenced the "COUNTY") and LAS VEGAS SANDS, INC., a Nevada corporation (hereinafter referenced the "DEVELOPER").

        The initial addresses of the Parties, which one Party may change by giving notice to the respective other Parties, are as follows:

COUNTY	DEVELOPER
M.J. Manning, Director Department of Public Works for Clark County, Nevada 500 South Grand Central Parkway Las Vegas, Nevada 89155-4000 (702) 455-6020 FAX (702) 455-6040	William P. Weidner, President Las Vegas Sands, Inc. 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702) 733-5726 (702) 733-5499

W I T N E S S E T H

        WHEREAS, on the 18th day of February, 1997, the COUNTY and the DEVELOPER entered into an AGREEMENT to allow the DEVELOPER to construct a new resort on property more fully described in Exhibit "A" attached to the AGREEMENT; and,

        WHEREAS, the DEVELOPER has submitted to the COUNTY a traffic impact evaluation study that in part assumes the existence of a joint access driveway between the DEVELOPMENT and Harrah's Hotel and Casino; and,

        WHEREAS, the Board of County Commissioners of the COUNTY has conditionally approved DEVELOPER's Traffic Impact Evaluation Study with respect to the portion of the study pertaining to a general access driveway with Harrah's; and,

        WHEREAS, the DEVELOPER desires to supplement the AGREEMENT by providing that COUNTY shall issue additional permits to allow DEVELOPER to commence construction of the resort; and,

        WHEREAS, the COUNTY desires to issue the additional permits and allow commencement of construction.

        NOW THEREFORE, in acknowledgement that the foregoing is reasonably necessary, and for and in consideration of the premises and mutual covenants contained in the AGREEMENT and this Addendum, the Parties hereto agree to modify the AGREEMENT as follows:

The following clause shall be added as a recital:

        WHEREAS, THE DEVELOPER further desires to have the COUNTY issue structural, mechanical, electrical, plumbing, and architectural permits for the South Tower (PAC #97-11054, #97-16518), the South Low Rise Areas (PAC #97-13633, #97-20323, #97-21799) and the East Site (PAC # 97-11070, #97-21018) within Phase I of the DEVELOPMENT prior to the COUNTY's final approval of the Traffic Impact Evaluation Study and full compliance with all the provisions therein, so

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that the phrase "BUILDING PERMITS," whenever used in this AGREEMENT, shall include the aforesaid permits.

The following clause shall be added to Article III:

3.7    COUNTY's Issuance of the Structural, Mechanical, Electrical, Plumbing and Architectural Permits

  The COUNTY agrees to issue structural, mechanical, electrical, plumbing and architectural permits for the South Tower (PAC #97-11054, #97-16518), the South Low Rise Areas (PAC #97-13633, #97-20323, #97-21799), and the East Site (PAC # 97-11070, #97-21018) within Phase I of the DEVELOPMENT provided the DEVELOPER has received all approvals required by the COUNTY for the issuance of the aforementioned permits and has satisfied all conditions relating to the issuance of said permits, including but not limited to the condition that the DEVELOPER reach a final agreement with Harrah's regarding the joint access driveway which is acceptable to the COUNTY, except for the following conditions: (a) the final approval of the Traffic Impact Evaluation Study and compliance with all conditions of the study other than the joint access driveway agreement condition; and (b) compliance with the Clark Code requirements for off-site improvements.

  Developer understands and agrees that this Addendum is limited to the permits listed herein above only. Any and all additional permits required for the DEVELOPMENT must be obtained through DEVELOPER's compliance with the Clark County Code and all other codes, regulations, rules and policies of the COUNTY. Such additional permits will not be issued until the DEVELOPER has compiled with the Clark County Code and all other codes, regulations, rules and policies of the COUNTY including but not limited to the Traffic Impact Evaluation Study as finally approved by the Board of County Commissioners of the COUNTY along with the conditions adopted by the Board of County Commissioners of the COUNTY.

The remainder of the AGREEMENT dated February 18, 1997 remains unchanged.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Addendum as of the date first set forth.

COUNTY:	DEVELOPER:

/s/ YVONNE ATKINSON GATES YVONNE ATKINSON GATES, Chair Clark County Board of County Commissioners	/s/ WILLIAM P. WEIDNER WILLIAM P. WEIDNER, President Las Vegas Sands, Inc., a Nevada Corporation
ATTEST:	APPROVED AS TO LEGALITY AND FORM:

/s/ LORETTA BOWMAN LORETTA BOWMAN Clark County Clerk	/s/ CHRISTOPHER FIGGINS CHRISTOPHER FIGGINS Deputy District Attorney, Clark County

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SANDS RESORT HOTEL & CASINO AGREEMENT

        THIS AGREEMENT is made and entered into on this 18th day of February, 1997, by and between the COUNTY OF CLARK, a political subdivision of the State of Nevada (hereinafter referenced the "COUNTY") and LAS VEGAS SANDS, INC., a Nevada corporation (hereinafter referenced the "DEVELOPER").

        The initial addresses of the Parties, which one Party may change by giving notice to the respective other Parties, are as follows:

COUNTY	DEVELOPER
M.J. Manning, Director Department of Public Works for Clark County, Nevada 500 South Grand Central Parkway Las Vegas, Nevada 89155-4000 (702) 455-6020 FAX (702) 455-6040	William P. Weidner, President Las Vegas Sands, Inc. 3355 Las Vegas Boulevard South Las Vegas, Nevada 89109 (702) 733-5726 (702) 733-5499

W I T N E S S E T H:

        WHEREAS, the DEVELOPER has obtained from the COUNTY a Use Permit (UC 1769-96) to construct a new resort to be located on the east side of Las Vegas Boulevard South and south side of Sands Avenue within Section 16 of Township 21 South and Range 81 East, Mount Diablo Meridian, Clark County, Nevada and more fully described in Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referenced the "DEVELOPMENT"); and,

        WHEREAS, the proposed DEVELOPMENT is projected to cause increased pedestrian and vehicular traffic as well as possible surplus storm water runoff that may exceed the capacity of existing facilities located in or adjacent to Las Vegas Boulevard South, Sands Avenue and/or Koval Lane; and,

        WHEREAS, the DEVELOPER proposes to proceed with its development plans for the DEVELOPMENT before its Traffic Impact Evaluation Study has been accepted by the COUNTY, as required by the Clark County Code, but not before the DEVELOPER has received acceptance of its Drainage Impact Evaluation Study from the COUNTY; and,

        WHEREAS, the DEVELOPER desires that the COUNTY issue a Grading Permit immediately after acceptance of said Drainage Impact Evaluation Study for the DEVELOPMENT, the posting of its off-site improvement performance bond and the acceptance of this AGREEMENT by the COUNTY; and,

        WHEREAS, the DEVELOPER also desires to have the COUNTY issue building permits for a parking garage and a separate central heating, cooling and electrical distribution plant facility within the

        DEVELOPMENT (hereinafter referenced the "Building Permits") (said structures are hereinafter referenced the "Parking Garage and Central Plant") as identified on the site plan shown in Exhibit "B", attached hereto and by this reference made a part hereof, prior to the COUNTY's acceptance of the Traffic Impact Evaluation Study for the DEVELOPMENT; and,

        WHEREAS, the COUNTY does not object to the DEVELOPER's proposal provided DEVELOPER complies with the terms of this AGREMENT; and,

        NOW, THEREFORE, in acknowledgment that the foregoing is reasonably necessary, and for and in consideration of the premises and mutual covenants herein contained, the Parties hereto agree as follows:

ARTICLE I—DEFINITIONS

1.1
"BETTERMENTS" means additions, improvements, or changes to a public improvement project requested by the DEVELOPER and permitted by the COUNTY after the functional design of the public improvement has been completed and accepted by the COUNTY. All BETTERMENTS located on private property may be made by the owner of that property in its sole discretion. Any BETTERMENT proposed on public property may be made only after the COUNTY's approval of the BETTERMENT and after encroachment permit issuance by the public agency having maintenance authority for the public's right-of-way. The BETTERMENTS, whether located on pubic or private property, must not conflict with the plans, specifications, operations, or maintenance requirements of the IMPROVEMENTS located adjacent to the DEVELOPMENT.

1.2
"IMPROVEMENTS" means the following:

a)
Separate or combined pedestrian and vehicular off-site improvements for Las Vegas Boulevard South, Sands Avenue and Koval Lane in a manner acceptable to the COUNTY; and,

b)
Traffic signal construction and/or its modification at the intersection of Las Vegas Boulevard South with the existing/proposed entrance(s) to the DEVELOPMENT in accordance with the COUNTY approved Traffic Impact Evaluation Study for the DEVELOPMENT; and,

c)
Construction of a new traffic signal at the intersection(s) of Sands Avenue with the proposed entrance(s) to the DEVELOPMENT at the time of construction of the Sands Avenue IMPROVEMENTS for the DEVELOPMENT.

d)
Construction of a new traffic signal together with and median island modifications at the intersection of Koval Lane with the existing limited access entrance and exit driveway located at the southeasterly corner of the DEVELOPMENT, if DEVELOPER proposes an unlimited entrance and exit driveway access to and from Koval Lane at this location; however, any such unlimited access driveway must be approved by the COUNTY and must be a single shared driveway with DEVELOPER's neighbor abutting the southerly property line of the DEVELOPMENT together with said neighbor's written concurrence, or a separate COUNTY approved equivalent single unlimited access driveway, in accordance with the COUNTY approved Traffic Impact Evaluation Study for the DEVELOPMENT and Nevada Revised Statute ("NRS") 244.155 and NRS 484.781. If said access driveway can not be reconfigured and reconstructed as a single driveway pursuant to the conditions stated above, DEVELOPER agrees that said driveway access to Koval Lane will remain a limited access driveway as it exists on the date of this Agreement and until otherwise separately approved by the COUNTY and in accordance with NRS 244.155 and 484.781; and;

e)
Modification of median islands, sidewalks, and landscaping on Las Vegas Boulevard South necessary to accommodate the DEVELOPMENT's proposed entrance and exit needs on Las Vegas Boulevard South in a manner acceptable to the Nevada Department of Transportation, in accordance with the COUNTY's "Las Vegas Boulevard South Beautification Mitigation Policy", and in a manner acceptable to the COUNTY; and,

f)
Reconstruction of street lighting system along Las Vegas Boulevard South and Sands Avenue to the extent of the DEVELOPMENT's frontages that will meet or exceed the current COUNTY standards, or an equivalent street lighting standard acceptable to the COUNTY; and,

  g)
  Bus turnout facilities to be located on Las Vegas Boulevard South and Sands Avenue in accordance with the COUNTY approved Traffic Impact Evaluation Study and Standard Drawing Number 234.1 of the Uniform Standard Drawings for the Clark County Area adopted by the Clark County Regional Transportation Commission, in effect on the date of said bus turnout construction, and in a manner acceptable to the Citizens Area Transit (CAT), a division of the Clark County Regional Transportation Commission; and,

  h)
  Utility Installations, adjustments and relocations; drainage conduits, culverts and pipes; structures; mechanical and electrical equipment; street and walkway lighting; traffic control equipment signage; aesthetic improvements; and such other features customarily provided with transportation and drainage facilities and made a part of the detailed plans and specifications as provided in Section 2.4 herein when such plans and specifications are accepted by the COUNTY; and,

  i)
  Construction (in phases proportionate to the stage of completion of the DEVELOPMENT as determined by the COUNTY) of all other DEVELOPMENT related off-site public improvements along the DEVELOPMENT's frontages on Las Vegas Boulevard South, Koval Avenue and Sands Avenue, and those other improvements identified as a product of the COUNTY accepted Traffic Impact Evaluation Study and by the COUNTY accepted Drainage Impact Evaluation Study both of which are as described in Section 2.3 herein, and those improvements depicted in the accepted off-site improvement design plans and specifications as described in Section 2.4 herein.

1.3
"IMPROVEMENT COST" means all costs including, but not limited to, the design, the construction, and the management/administration of the construction contract for necessary transportation and drainage facilities described in Sections 1.2, 2.3, and 2.5 herein, including public facility and utility adjustments and/or relocations, labor, materials, equipment costs required to complete construction of the IMPROVEMENTS, such other items reasonably associated with the construction of the similar IMPROVEMENTS, and such other public facilities described herein.

1.4
"IMPROVEMENT Operations and Maintenance Costs" means all costs for operation and maintenance of the IMPROVEMENTS and BETTERMENTS as set out in Sections 2.7 and 3.3 herein and such other operations and maintenance actions to assure a good and serviceable public facility.

1.5
"Pedestrian Grade Separated Street Crossing System" means a pedestrian walkway structure(s) crossing over that portion of the roadway that caries vehicular traffic including, but not limited to, the bridging structures having a minimum pedestrian walkway width of sixteen (16) feet, public easements or right-of-way for pedestrian passage through the DEVELOPMENT and the other private properties locate at the remaining corners of the street intersection, permanent structures; temporary construction easements; a security observation area or an acceptable alternate security plan for the public's protection; an elevator, stairway and two (2) escalators at the end of each leg of each crossing structure; handrails, slip-resistant walking surfaces, and other details needed to meet the Americans With Disabilities Act (ADA); lighting as required to illuminate all public walking surfaces; pedestrian safety barriers located behind the street curbing, except at existing driveways, and along the roadway median; and all necessary destination and/or guide signs.

1.6
"Performance Bond" means a bond made payable to the COUNTY, as set out in Section 2.8 herein to assure acceptable construction of the IMPROVEMENTS, posted on forms acceptable to the COUNTY District Attorney's office and the COUNTY Engineer, and executed by a surety or guaranty company with offices lawfully located and actually doing business within the COUNTY and qualified to do business in the state of Nevada, in accordance with the provisions of Subsection 28.20.080 of the COUNTY Code.

ARTICLE II—DEVELOPER AGREES

2.1    In General

  The DEVELOPER agrees to acquire title for all property rights within the DEVELOPMENT. The DEVELOPER acknowledges and agrees to provide those property rights in the possession of the DEVELOPER at no cost to the COUNTY or the State of Nevada, that are required to construct (i) the IMPROVEMENTS, (ii) a pedestrian grade separated street crossing system located at the intersection of Las Vegas Boulevard South with Sands Avenue (the same being known as Spring Mountain Road west of Las Vegas Boulevard South), (iii) a possible future public people mover system at a reasonable location selected by the DEVELOPER and acceptable to the COUNTY. if and when the COUNTY approves a Master Plan identifying rights-of-way for such people mover system and in accordance therewith, (iv) all private storm drainage easement(s) located within the boundary lines of the DEVELOPMENT, if required by the Drainage Impact Evaluation Study or Drainage Impact Mitigation Plan), and (v) all other public rights-of-way needed for systems, vehicles, pedestrians, utilities, drainage, and/or mitigation measures associated with the DEVELOPMENT including, but not limited to, access easements, construction easements, maintenance easements, drainage easements, sewer easements (excepting any additional sanitary sewer easements serving adjacent private properties), water line easements, and traffic control easements as identified by the Traffic Impact Evaluation Study and/or the Drainage Impact Evaluation Study or their associated impact mitigation plans as provided for in Section 2.3 herein.

  The size of all pedestrian walkway rights-of-way will be at least as wide as the walkway dimensions identified as a product of the accepted Traffic Impact Evaluation Study and sufficiently wide enough to provide a walkway level-of-service (LOS) value of "C" (as determined in Chapter 13 of the Highway Capacity Manual Special Report No. 209, Transportation Research Board, latest edition) for the DEVELOPMENT. A minimum of ten (10) feet of effective width is required along the DEVELOPMENT's Las Vegas Boulevard and Sands Avenue frontage. Pedestrian walkway safety needs including, but not limited to, a possible pedestrian safety/containment system along all of or part of the DEVELOPMENT's frontages shall be addressed in the Traffic Impact Evaluation Study in a manner acceptable to the COUNTY.

  The actual location and final dimension for the remainder of said rights-of-way will be more specifically identified in the construction documents. The DEVELOPMENT will allow for such other improvements identified on current Master Plans adopted by the COUNTY's Board of County Commissioners, and such other current Master Plans and future Master Plans (that do not conflict with the DEVELOPMENT's improvements) adopted by the COUNTY's Board, of County Commissioners in their capacity as the Board of Directors or Trustees of other entities such as for the Clark County Sanitation District and the Las Vegas Valley Water District, and the on-site and off-site design Plans and Specifications for the IMPROVEMENT construction that are accepted by the COUNTY.

2.2    DEVELOPER's Property Conveyance

  The DEVELOPER agrees to convey all proposed public property rights owned by the DEVELOPER to the COUNTY or the State of Nevada Department of Transportation at no cost or expenses free and clear of all liens, covenants, restrictions and encumbrances, as required for the construction, maintenance or use of the IMPROVEMENTS within the DEVELOPMENT at least fifteen (15) days prior to the date DEVELOPER desires COUNTY issuance of temporary or permanent occupancy certificates for any new structure in the DEVELOPMENT (other than for the Parking Garage and the Central Plant), or within thirty (30) days after the receipt of written notice from the COUNTY indicating that the COUNTY will begin advertising for bids to construct any of the public improvements identified in this Agreement and/or as identified as a product of the accepted Traffic Impact Evaluation Study or the accepted Drainage Impact Evaluation Study, that are located within the DEVELOPMENT or an property owned by the DEVELOPER abutting the DEVELOPMENT, whichever date occurs first. Any conveyance of land by the DEVELOPER to the COUNTY or to the State of Nevada, for public use of sidewalks, walkways, or other forms of pedestrian passage through the DEVELOPMENT, will be for facilitating the perpetual flow of pedestrian traffic, utility easements, public facility easements, and for maintenance purposes of said sidewalks, walkways, and pedestrian passage ways, without restrictions. The language and form of all property transfer instruments or documents will, be in accordance with state and federal law before said transfer instrument or document is recorded in the office of the County Recorder.

2.3    DEVELOPER's Impact Evaluation Studies and Mitigation Plans

  The DEVELOPER agrees to have a Nevada Registered Professional Civil Engineer prepare and submit to the COUNTY:

  (a)
  A Traffic Impact Evaluation Study together with a Traffic Impact Mitigation Plan contained therein, prepared in a manner acceptable to the COUNTY and the Nevada Department of Transportation, which will identify the traffic capacity mitigation measures needed and to be provided by the DEVELOPER with respect to the DEVELOPMENT, at no cost to the COUNTY, as an offset for the projected vehicular and pedestrian traffic increases caused by the DEVELOPMENT, plus said plan will identify area wide traffic mitigation measures also being provided by the DEVELOPER to offset the projected traffic volume increases on public streets not adjacent to or abutting the DEVELOPMENT and caused by the DEVELOPMENT. The Traffic Impact Evaluation Study will also identify the air quality impacts resulting from vehicular traffic generated by the DEVELOPMENT and pedestrian safety needs as they relate to public walkways. The DEVELOPER also agrees to comply with said Traffic Impact Evaluation Study, said Traffic Impact Mitigation Plan, and all other traffic related conditions set forth in this AGREEMENT prior to the County's issuance of a temporary or permanent certificate of occupancy for the DEVELOPMENT (other than for the Parking Garage and Central Plant).

  (b)
  A Drainage Impact Evaluation Study, together with a Drainage Impact Mitigation Plan contained therein, may be submitted in phases, which must be prepared in a manner acceptable to the COUNTY and the Clerk County Regional Flood Control District, and that will identify the drainage mitigation measures needed and proposed to be provided by the DEVELOPER with respect to the DEVELOPMENT, at no cost to the COUNTY, as an offset for the projected drainage discharge increases caused by the DEVELOPMENT, plus said Drainage Impact Mitigation Plan will identify the on-site and the off-site drainage diversions provided by the DEVELOPMENT and any needed drainage impact mitigation measures to be provided by the DEVELOPER and finally the Drainage Impact Mitigation Plan will identify the needed changes to all drainage facilities impacted by the DEVELOPMENT. In accordance with the accepted Drainage Impact Evaluation Study, after completion of the DEVELOPMENT and necessary to provide upstream and downstream property protection from the adverse effects of a one hundred (100) year storm event that has a one (1%) percent probability of occurring each year. The DEVELOPER also agrees to comply with said Drainage Impact Evaluation Study, said Drainage Impact Mitigation Plan, and all other drainage conditions set forth in this AGREEMENT prior to the COUNTY's issuance of temporary or payment certificate of occupancy for the DEVELOPMENT (other than for the Parking Garage and Central Plant).

2.4    DEVELOPER's Design Responsibilities

  The DEVELOPER agrees to prepare the design and construction contract documents for the IMPROVEMENTS and other features of the DEVELOPMENT, at no cost to the COUNTY, and in a manner acceptable to the COUNTY as follows:

  (a)
  The DEVELOPER agrees to retain professional engineering services from a Nevada registered professional engineer for the preparation of a Drainage Impact Evaluation Study and a Traffic Impact Evaluation Study for the DEVELOPMENT acceptable to the COUNTY. Also the DEVELOPER assumes the COUNTY that said consultant will submit said Drainage Impact Evaluation Study at least ten (10) days before the DEVELOPER anticipates the need for a grading permit for the DEVELOPMENT, and the DEVELOPER will not obtain said grading permit prior to the acceptance of said Drainage Impact Evaluation Study by the COUNTY. The Traffic Impact Evaluation Study will be submitted by the DEVELOPER and will be accepted by the COUNTY prior to the preparation of construction documents for any of the off-site improvements identified in Section 1.2 and Subsections 2.3(a) and 2.3(b) herein.

  (b)
  The DEVELOPER agrees to retain professional engineering design services from a Nevada professional engineer for the preparation of construction contract documents, including the final plans and specifications for the IMPROVEMENTS acceptable to the COUNTY and the DEVELOPER assures that said consultant will complete said plans and specifications and receive COUNTY acceptance of said construction documents at least three (3) months prior to the date DEVELOPER desires occupancy of any structure in the DEVELOPMENT (other than for the Parking Garage and Central Plant).

  (c)
  The design of the IMPROVEMENTS will employ such design standards and criteria as adopted by the COUNTY. However, the Parties mutually agree:

  (1)
  That aesthetic design standards shall be established by the DEVELOPER in accordance with the requirements of the COUNTY Code and/or the Clark County Planning Commission; and

  (2)
  The functional design standards shall be established through mutual consent of the Parties hereto; and,

  (3)
  That life and safety standards for the IMPROVEMENTS shall meet or exceed the COUNTY's Street Improvement Standards, the Nevada Department of Transportation's Transportation Improvement Standards and the COUNTY's Building Code requirements.

  (d)
  The DEVELOPER agrees to keep a certain flexibility in the design and construction of the DEVELOPMENT to accommodation right-of-way needed for a possible future public people mover system. The DEVELOPER's obligation arising under Section 2.1 and this Subsection 2.4(d) does not limit the DEVELOPER's right to seek for modifications of or changes to the Master Plan for and/or design of such possible future people mover system.

2.5    DEVELOPER's Off-Site Improvement Construction

  The DEVELOPER agrees to construct at his sole cost and expense the IMPROVEMENTS, and all other improvements identified and made a part of the accepted off-site improvement plans and specifications for the DEVELOPMENT associated with each phase of the DEVELOPMENT as identified on Exhibit "B" hereto, expenditures under this paragraph shall be made in phases proportionate to the DEVELOPMENT's phase of completion or as constructed; provided, however, the DEVELOPER will complete the construction of said IMPROVEMENTS and all other improvements at least fifteen (15) days prior to the COUNTY's issuance of temporary or permanent occupancy certificates for any new structure in the DEVELOPMENT (other than for the Parking Garage and Central Plant, which facilities may be occupied upon completion and acceptance of same by the COUNTY's Building Department).

2.6    DEVELOPER's Additional Participation

  (a)
  The DEVELOPER agrees to pay all cost and expenses associated with the construction of BETTERMENTS including, but not limited to, the cost of the design, construction, inspection, operation and maintenance.

  (b)
  The DEVELOPER agrees to participate in the cost of providing a pedestrian grade separated street crossing system at the intersection of Las Vegas Boulevard South and Sands Avenue (also known as Spring Mountain Road west of Las Vegas Boulevard South). The DEVELOPER's percentage of participation shall be twenty-five percent (25%) (less the actual dollar amounts contributed and received on behalf of other private developments located within the southeasterly quadrant of said intersection) of the total design, inspection, and construction costs for said pedestrian grade separated street crossing system paid by non-governmental entities. The DEVELOPER acknowledges that the governmental entity may not contribute any money for the construction of such pedestrian grade separated street crossing system.

  (c)
  The DEVELOPER agrees to participate in all other off-site traffic mitigation measures identified in the accepted Traffic Impact Evaluation Study and pay all costs determined to be a contributory share attributable to the DEVELOPMENT's traffic impacts derived by said study and as approved by the COUNTY. The DEVELOPER will provide all cash contributions or will sign all offsite traffic participation agreements concerning said off-site traffic mitigation measures attributable to the DEVELOPMENT prior to the COUNTY's approval of the Traffic Impact Evaluation Study for the DEVELOPMENT.

  (d)
  The DEVELOPER agrees to participate in all off-site drainage mitigation measures identified in the accepted Drainage Impact Evaluation Study and pay all costs determined to be a contributory share attributable to the DEVELOPMENT's drainage impacts derived by said study and as approved by the COUNTY. The DEVELOPER further agrees to participate in the cost of providing a new enlarged storm drain outlet in Sands Avenue or an additional storm drain in Sands Avenue between Las Vegas Boulevard South and Manhattan Street to offset any Increases in runoff created by the DEVELOPMENT and to compensate for runoff benefits created by runoff being diverted away from the DEVELOPMENT into the new or improved Sands Avenue storm drain improvement. Said new or improved Sands Avenue storm drain system will be connected to a new Manhattan Street storm drain system located between Sands Avenue and the Flamingo Wash drainage system. The Sands Avenue storm drain system and the Manhattan Street storm drain system are proposed to be constructed by the COUNTY. The DEVELOPER's percentage of participation shall be a percentage of the total design, inspection, and construction costs of the Sands Avenue storm drain only based on the sum of the direct flow rate contribution and runoff relief for the DEVELOPMENT as a percentage of the total flow capacity of said storm drain improvement, and established as a product of the approved Drainage impact Evaluation Study. Notwithstanding the above, the DEVELOPER and the COUNTY acknowledge that said Sands Avenue storm drain system is needed to support the IMPROVEMENTS described in Section 1.2 hereof and the DEVELOPMENT and must be constructed prior to the occupancy of the DEVELOPMENT. The DEVELOPER also understands that even though the COUNTY proposes to construct the Sands Avenue storm drain system, the County may not construct said storm drain improvements prior to the time that DEVELOPER desires occupancy of the DEVELOPMENT and/or the DEVELOPMENT requires additional storm drain relief capacity. Therefore, if the Sands Avenue storm drain system is needed by the DEVELOPER, prior to the time the COUNTY constructs said storm drain improvement, the DEVELOPER agrees to construct the Sands Avenue storm drain system and an outlet facility acceptable to the COUNTY and as identified in this COUNTY approved Drainage impact Evaluation study for the DEVELOPMENT and as required in the Subsection 2.6(e), to the COUNTY approved outlet facility, prior to occupancy of the DEVELOPMENT, at the DEVELOPER's sole cost and expense, and the DEVELOPER will dedicate to the COUNTY the accepted storm drain improvement at no cost to the COUNTY. The DEVELOPER will provide a cash contribution or will sign a separate participation agreement concerning all off-site drainage mitigation measures, not constructed by the DEVELOPER, prior to the issuance of building permits for any new structure in the DEVELOPMENT (other than for the Parking Garage and Central Plant).

2.7    DEVELOPER's Operations and Maintenance Responsibility

  (a)
  The DEVELOPER will provide for the operation and maintenance of all IMPROVEMENTS located in the DEVELOPMENT including, but not limited to, the maintenance of sidewalks, walkways, and any other form of pedestrian passage through the DEVELOPMENT.

  (b)
  The DEVELOPER will provide for the maintenance of all private improvements or BETTERMENTS located within Air Rights acquired or reserved by the DEVELOPER.

  (c)
  The DEVELOPER will provide for the operation of all BETTERMENTS constructed, installed, and/or purchased by the DEVELOPER.

  (d)
  If an alternate street lighting system is proposed by the DEVELOPER it will be considered by the Parties hereto as a BETTERMENT. The design of this BETTERMENT must be accepted by the COUNTY before installation. If said BETTERMENT is constructed by the DEVELOPER as part of the IMPROVEMENTS, the DEVELOPER agrees to provide the COUNTY with a complete inventory of replacements parts, acceptable to the COUNTY, including but not limited to poles, luminaries, fixtures, and lamps, or the DEVELOPER agrees to post a repair bond in the amount of ten (10%) percent of the estimated alternate street light system installation costs plus the DEVELOPER agrees to reimburse the COUNTY for all alternate street light system replacement costs that are incurred by the COUNTY for a period of five (5) years from the date first appearing in this AGREEMENT. Additionally, the DEVELOPER will maintain the full amount of said repair bond and replace any amounts used by the COUNTY to enforce the repair terms of this AGREEMENT.

2.8    DEVELOPER's Performance Bond

  The DEVELOPER agrees to provide the COUNTY a PERFORMANCE BOND in favor of the COUNTY, prior to the issuance of any building or construction permits, and in the amount of one hundred twenty-five (125%) percent of the estimated IMPROVEMENT COST approved by the COUNTY, which equals seven hundred seventeen thousand three hundred sixty-two and nineteen one-hundredths ($717,362.19) dollars. The DEVELOPER will maintain the full amount of said PERFORMANCE BOND and replace any amounts used by the COUNTY to enforce the terms of this AGREEMENT not covered by a separate bond. The DEVELOPER further agrees to increase the amount of the PERFORMANCE BOND to reflect true and actual increases in the IMPROVEMENT COSTS above the amount previously posted after acceptance by the COUNTY of the Traffic and/or the Drainage Impact Evaluation Studies and prior to the date of issuance of any additional building permits.

2.9    Fees

  The DEVELOPER agrees to pay to the COUNTY all lawful application, plans check and inspection fees at the time of off-site improvement plan submittal for the DEVELOPMENT, or at least three (3) months prior to the COUNTY's issuance of any temporary or permanent occupancy certificates for any new structure in the DEVELOPMENT.

2.10    Occupancy

  The DEVELOPER agrees to prepare plans for Transportation Demand Management (TDM) and Transportation Systems Management (TSM) as they relate to the employees, customers, and visitors of the DEVELOPMENT. The plans will be made a part of the Traffic Impact Evaluation Study and shall be presented by the DEVELOPER or his representative to the COUNTY's Board of Commissioners during one of their regularly scheduled meetings for acceptance by the Board of Commissioners prior to the DEVELOPER's request for approval of a temporary of permanent certificate of occupancy. The DEVELOPER agrees to satisfy and comply with all aspects of the accepted TDM and TSM plans in the DEVELOPER's operation of the DEVELOPMENT. DEVELOPER will perform a follow-up study to evaluate the effectiveness of its TDM and TSM plans. Said follow-up study shall be completed within one year of the DEVELOPMENT's occupancy is established and shall be presented by the DEVELOPER or his representative to the COUNTY's Board of Commissioners.

2.11    IMPROVEMENT Warranty

  Upon completion of the construction of the IMPROVEMENTS, the COUNTY will perform an Inspection and will prepare a punch list of items to be completed by the DEVELOPER before the IMPROVEMENTS are acceptable to the COUNTY. If the IMPROVEMENTS are substantially acceptable to the COUNTY, it will release ninety (90%) percent of the performance bond referenced in Subsection 2.8 for IMPROVEMENTS completed. One (1) year after the DEVELOPER has substantially completed construction of the IMPROVEMENTS and at the DEVELOPER's request, the COUNTY will perform a final inspection and prepare a final punch list of items to be corrected by the DEVELOPER in a manner acceptable to the COUNTY. After all IMPROVEMENT corrections have been performed by the DEVELOPER and accepted by the COUNTY, the COUNTY will process a release of the remaining portion of the performance bond; provided all off-site Improvement participation agreements, property map amendments, right-off-way grants and/or dedications have been properly executed and recorded.

ARTICLE III—COUNTY AGREES

3.1    COUNTY's Property Conveyance

  The COUNTY shall convey all surplus public property rights granted to the COUNTY by the DEVELOPER for the IMPROVEMENT construction, as solely determined by the COUNTY, or granted to the COUNTY by the DEVELOPER for any other public Improvement identified herein, to the DEVELOPER at the completion of construction and acceptance of the construction for maintenance by the COUNTY.

3.2    COUNTY's Design Responsibilities

  The COUNTY agrees to prepare the design and construction contract documents for the public improvements included herein that are not previously established development conditions imposed on the DEVELOPMENT by the COUNTY's use permit approval process, are not a DEVELOPER's obligation contained in this AGREEMENT, or a public improvement that is to be cost shared with other parties.

3.3    COUNTY's Operations and Maintenance Responsibility

  The COUNTY agrees to provide, so long as it is in the best interest of the COUNTY and/or the public, as solely determined by the COUNTY's Board of Commissioners, or arrange to provide, for the operation and maintenance of the IMPROVEMENTS located in the public's right-of-way upon acceptance of the IMPROVEMENTS by the COUNTY, except sidewalks, walkways or other forms of pedestrian passage through the DEVELOPMENT.

3.4    COUNTY's Review of Submittals

  The COUNTY agrees that it will not unreasonably delay or withhold approval of any submittal from the DEVELOPER or from its representative.

3.5    COUNTY's Issuance of Parking Garage and Central Plant Building Permits

  The COUNTY agrees to issue Building Permits for the Parking Garage and Central Plant at locations shown on Exhibit "B" hereof provided the DEVELOPER has satisfied all conditions relating to the issuance of said permits and it has received all approvals required by the COUNTY for the issuance of the aforementioned Parking Garage building permit and Central Plant building permit, (other than final approval of the Traffic Impact Evaluation Study) prior to the issuance of said permits.

3.6    COUNTY's Issuance of Grading Permit(s)

  The COUNTY agrees to issue a Grading Permit for the purpose of grading, excavation, utility relocation and all other surface and subsurface operations associated with the DEVELOPMENT provided the DEVELOPER has received an approval of its drainage study from the COUNTY for the area within that phase of the DEVELOPMENT and provided the DEVELOPER has satisfied all conditions relating to the issuance of said permit and it has received all approvals required by the COUNTY for the issuance of said Grading Permit (other than final approval of the Traffic Impact Evaluation Study) prior to the Issuance of said Grading Permit.

ARTICLE IV—COUNTY AND DEVELOPER AGREE

4.1    In General

  The Parties to this AGREEMENT mutually agree that the construction of off-site and on-site Improvements described herein and the granting or dedication of rights-of-way to the public's use are reasonably necessary to support and mitigate the effects of the DEVELOPMENT on the COUNTY's system of roadways, walkways and drainage facilities.

  The Parties further agree to grant to each other, their authorized agents, and contractors the right to enter and occupy those portions of property owned by the Parties hereto as reasonably necessary to construct the IMPROVEMENTS after the DEVELOPER, his agents, or contractors have been issued the prerequisite building and/or encroachment permit.

4.2    IMPROVEMENT Coordination

  The Parties mutually agree to coordinate their respective design efforts with the other Party that may be affected by any proposed IMPROVEMENT construction.

4.3    No Barriers to Public Access

  Except for temporary obstructions caused by construction or maintenance activities, the Parties hereto mutually agree that no barriers shall be constructed on any portion of the IMPROVEMENTS located within public rights-of-way that would obstruct the use, operation and maintenance of IMPROVEMENTS or that would interfere with the free access and movement of the Parties and the public through the IMPROVEMENTS located within public rights-of-way.

ARTICLE V—MISCELLANEOUS

5.1    Term

  This AGREEMENT shall be in full force and effect from and after the date of execution of the AGREEMENT and shall continue until the obligations of all Parties herein are fulfilled.

5.2    Workmanship

  All work contemplated in this AGREEMENT shall be performed in a good and workmanlike manner and each portion shall be promptly commenced by the Party hereto obligated to do the same and thereafter diligently prosecuted to conclusion in its logical order and sequence.

5.3    Non-Waiver

  None of the conditions of this AGREEMENT shall be considered waived by any Party unless such waiver is in writing and signed by all Parties. No such waiver shall be a waiver of any past or future default, breach, or modification of any of the conditions of this AGREEMENT unless expressly stipulated in such waiver.

5.4    Successors and Assigns

  The terms, provisions, covenants, and conditions of this AGREEMENT shall apply to, bind, and inure to the benefit of the Parties hereto, their heirs, executors, administrators, legal representatives, successors, and assigns.

5.5    Severability

  If any term, provisions, covenant, or condition of this AGREEMENT, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all other provisions, covenants, and conditions of this AGREEMENT, and all applications thereof, shall not be held invalid, void, or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

5.6    Captions

  The captions appearing at the commencement of the Sections and Articles hereof are descriptive only and for convenience in reference to this AGREEMENT and in no way whatsoever define, limit, or describe the scope or intent of this AGREEMENT, nor in any, way affect this AGREEMENT.

5.7    Governing Law

  The laws of the state of Nevada shall be applied in interpreting and construing this AGREEMENT.

5.8    Further Assurances

  The Parties hereto shall take any actions necessary on or after the date hereof which may be required to effectuate the terms of this AGREEMENT.

5.9    Notices

  Every and all notices required hereunder shall be given by personal service, telegram, or by deposit in the United States Mail, postage prepaid to the respective other Parties to this AGREEMENT.

5.10    Amendments or Modifications

  This AGREEMENT contains the entire agreement between the Parties herein and cannot be amended, modified, changed, or unless done so in writing and signed by the Parties.

5.11    Indemnification and Insurance

  The DEVELOPER does hereby agree to indemnify, defend, and hold harmless the COUNTY and its officers, agents, and employees from and against any and all suits, actions, proceedings, claims, demands, losses, damages, liabilities, costs, interests, attorney fees, and expenses of whatever kind or nature, whether rightful or otherwise, arising out of or related to this AGREEMENT, and/or arising out of the actions of the DEVELOPER in the performance or non-performance of this AGREEMENT. The foregoing Indemnity clause includes, but is not limited to, any and all claims, demands, losses, damages, liabilities, costs, interests, attorney fees (including, but not limited to, attorney fees applicable to state and federal actions), and expenses of whatever kind or nature, whether rightful or otherwise, arising from any condition or restriction contained in any property conveyance or transfer document, and/or the actions or inactions of the COUNTY its officers, agents, or employees arising out of the development of this AGREEMENT, the approval of this AGREEMENT, the consequences of the COUNTY's approval of this AGREEMENT, failure of the DEVELOPER to adequately construct, operate, repair, or maintain the sidewalks, walkways, or other forms or pedestrian passage through the DEVELOPMENT, Injuries caused to person or persons or property damage sustained as a result of the acts or omissions of the DEVELOPER relating to the sidewalk, walkways, or other forms of pedestrian passage in the DEVELOPMENT. The County may, at its own option, choose to hire its own attorneys in defense of any of all suits, demands, losses, damages, liabilities, costs, interests, attorney fees, and expenses of whatever kind or nature, whether rightful or otherwise. If the COUNTY chooses to exercise this option, the DEVELOPER will continue to indemnify and hold the COUNTY harmless and remain responsible and liable for the payment of all fees, costs, expenses, and interest including, but not limited to, attorney's fees, investigative fees, court costs and expenses and filing fees, witness fees, court reporter fees, and all other related office and administrative expenses.

  The DEVELOPER agrees to obtain and maintain a general comprehensive liability insurance policy in the minimum amount of five million ($5,000,000) dollars on an "occurrence" basis. The coverage must be provide either on ISO Commercial General Liability form or an ISO Broad Form Comprehensive General Liability form. Policies must include, but not limited to, coverages for bodily injury, property damage, personal injury, Broad Form property damage, premises and operations, and severability of interest. Said policy will name the COUNTY its commissioners, officers, agents, and employees as additional insureds. The policies will be primary and any other insurance carried by the COUNTY shall be excess and not contributing therewith. The policy must be endorsed to require thirty (30) days advanced notice to COUNTY of modification or cancellation of said policy. This insurance requirement does not in any way limit the DEVELOPER's liability under this Agreement.

5.12    Counterparts

  This AGREEMENT may be executed in counterparts, each of which shall be deemed an executed original and all of which together shall constitute one and the same instrument, or may be executed as one original and copies (certified true and accurate) supplied to each party.

        IN WITNESS WHEREOF, the Parties hereto have caused this AGREEMENT to be executed by their authorized officers the day and year first above written.

COUNTY OF CLARK, a political subdivision of the State of Nevada	LAS VEGAS SANDS, INC., a Nevada corporation

/s/ YVONNE ATKINSON GATES YVONNE ATKINSON GATES, Chair Board of County Commissioners	/s/ WILLIAM P. WEIDNER WILLIAM P. WEIDNER, President
ATTEST:	APPROVED AS TO LEGALITY AND FORM:

/s/ LORETTA BOWMAN LORETTA BOWMAN, County Clerk	/s/ CHRISTOPHER D. FIGGINS CHRISTOPHER D. FIGGINS, ESQ. Deputy District Attorney

State of Nevada

County of Clark

This instrument was acknowledged before me on April 8, 1997, by WILLIAM P. WEIDNER as President of LAS VEGAS SANDS, INC., a Nevada corporation.

(Seal, if any)	/s/ BONNIE R. BRUCE (Signature of notarial officer)
[SEAL] OFFICIAL SEAL BONNIE R. BRUCE NOTARY PUBLIC—NEVADA PRINCIPAL OFFICE IN CLARK COUNTY My Comm. Exp. Jan. 24, 2001	My commission expires: January 24, 2001

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ADDENDUM TO SANDS RESORT HOTEL & CASINO AGREEMENT
SANDS RESORT HOTEL & CASINO AGREEMENT
ARTICLE I—DEFINITIONS
ARTICLE II—DEVELOPER AGREES
ARTICLE III—COUNTY AGREES
ARTICLE IV—COUNTY AND DEVELOPER AGREE
ARTICLE V—MISCELLANEOUS